SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 11, 2013

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425 Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07—Submission of Matters to a Vote of Security Holders

On June 11, 2013, Houston American Energy Corp. (the “Company”) held its Annual Meeting of shareholders.  Four proposals were voted on at the meeting: (1) the election of two Class A directors to serve until the Company 2016 Annual Meeting of shareholders, (2) amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock to 150,000,000 shares; (3) amendment of the Company’s 2008 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 6,000,000 shares; and (4) ratification of the selection of GBH CPAs, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  Each of the proposals submitted to the shareholders was approved by the requisite vote and the vote with respect to each of the proposals was as follows:

Proposal 1:	To elect two Class A directors to serve for the term of three years and until his successor is duly elected and has qualified.

			Abstentions and
Nominee	Votes For	Votes Against	Broker Non-Votes

Stephen Hartzell	18,537,431	1,588,371	0
Keith Grimes	18,429,799	1,696,003	0

Proposal 2:	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock to 150,000,000 shares.

Votes For	Votes Against	Abstentions and
		Broker Non-Votes

38,907,980	7,124,476	445,220

Proposal 3:	To approve amendment to the Company’s 2008 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 6,000,000 shares.

Votes For	Votes Against	Abstentions and
		Broker Non-Votes

15,890,880	3,807,037	427,883

Proposal 4:	To ratify the selection of GBH CPAs, PC as the independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions

43,855,986	2,463,185	278,878

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation, dated June 11, 2013(1)
10.1	Amendment No. 2 to the Houston American Energy Corp. 2008 Equity Incentive Plan, dated June 11, 2013(1)

(1)	Incorporated by reference to the Annexes included with the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: June 13, 2013
	By:	/s/ John F. Terwilliger
John F. Terwilliger
Chief Executive Officer